Exhibit 10.1

Loan No. 0426195000

FIRST AMENDMENT TO

REVOLVING LINE OF CREDIT LOAN AGREEMENT

This First Amendment to Revolving Line of Credit Loan Agreement (this “Amendment”) is entered into by and between American AgCredit, FLCA, successor in interest to Pacific Coast Farm Credit Services, ACA (“Lender”) and Maui Land & Pineapple Company, Inc., a Hawaii corporation (“Borrower”) to be effective as of the 4th day of December, 2006 (the “Effective Date”).

RECITALS

A.                                   Borrower and Lender entered in to a Revolving Line of Credit Loan Agreement dated September 1, 2005 (the “Credit Agreement”) whereby Lender converted a term loan agreement to a revolving line of credit pursuant to the terms and conditions set forth in the Credit Agreement and evidenced by a promissory note dated June 1, 1999 in the amount of Fifteen Million Dollars ($15,000,000.00) (the “Note”).

B.                                     Borrower has requested Lender increase the total line of credit as evidenced by the Note and governed by the Credit Agreement to $25,000,000, extend the draw period and extend the maturity date.

C.                                     Lender is willing to increase the total amount available under the line of credit as requested, and extend the draw period and maturity date of the Note, subject to and in accordance with the terms, covenants, conditions and provisions of this Amendment.

Accordingly the parties agree as follows:

1.                                       Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as in the Credit Agreement.

1.1                                 The definition of “Consolidated Indebtedness” is hereby deleted, and all references in the Credit Agreement to “Consolidated Indebtedness” are hereby replaced with “Indebtedness for Borrowed Money”:

“Indebtedness for Borrowed Money” shall mean any indebtedness or obligation or liability to repay borrowed monies, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation, all such indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse.

1.2                                 The definition of “Thirty-Day Fixed Rate Tranche” is hereby deleted in its entirety and replaced with the following definition, and all references in the Credit Agreement to “Thirty-Day Fixed Rate Tranche” are hereby replaced with “One-Month Fixed Rate Tranche”:

“One-Month Fixed Rate Tranche” shall mean a Fixed Rate Tranche utilizing a fixed rate Interest Period of one month, established pursuant to Section 3.

1.3                                 The definition of “Subsidiary” is hereby deleted in its entirety and replaced with the following definition:

“Subsidiaries” shall mean any corporation, partnership, limited liability company, joint venture or any other legal entity that in accordance with GAAP would be properly consolidated on the books of the Borrower.

1.4                                 The following terms are defined as follows:

“Draw Period” shall mean the period of time during which the Borrower may receive Advances under the Credit Agreement.

“Farm Credit Discount Note Rate” shall mean, at any time, the all-in cost paid by U.S. AgBank, FCB (or by its successor or the then applicable funding source for Lender) on Farm Credit Discount Notes for the Interest Period selected, determined as of the second Business Day prior to the end of each calendar month as made available by the Federal Farm Credit Funding Corporation or its successor.

“Loan Documents” shall mean the Note, Credit Agreement, Mortgage, all guaranties of the Loan and all other documents and instruments that evidence and/or secure the Loan, all as amended from time to time.

“Mortgage” shall mean the Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated December 30, 1998, executed by Borrower in favor of Pacific Coast Farm Credit Services, ACA, as mortgagee, and recorded December 30, 1998 as Document No. 98-196978, Bureau of Conveyances, State of Hawaii (“Official Records”), as amended by that certain Confirmation, Modification and Partial Release of Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated June 1, 1999 and recorded June 1, 1999 as Document Nos. 99-087348 through 99-087349 of the Official Records, as now or hereafter amended from time to time.

2.                                       Conditions Precedent.  The release, substitution, waiver, and amendment are hereby granted provided that the following conditions precedent are satisfied by no later than December 15, 2006:

2.1                                 Execution and delivery to Lender of the following documents and instruments to be executed and, where applicable, acknowledged by Borrower and Guarantors:

(a)                                  This First Amendment to Revolving Line of Credit Loan Agreement

(b)                                 First Amendment to Promissory Note

(c)                                  Notice of Advance under Mortgage and Amendment to Mortgage*

* Please note, this document must be acknowledged before a Notary Public.

2.2                                 Issuance and delivery to Lender of an additional advance endorsement to Lender’s existing Title Insurance Policy in the form and amount satisfactory to Lender insuring the continuing priority of the lien on the real property described in the Mortgage.

2.3                                 Payment by Borrower of an amendment fee in the amount of $62,500.00.

2.4                                 Payment by Borrower of all title company fees, appraisal fees, attorney’s fees, recording fees, and tax service and other similar out-of-pocket expenses associated with this request.

2.5                                 Lender’s receipt of the following documents, each of which must be satisfactory to Lender in its sole discretion:

(a)                                  Disclosure Schedule setting forth any exceptions to Borrower’s representations and warranties herein, existing loans made by Borrower to third parties, Permitted Encumbrances, and all subsidiaries owned by Borrower and all partnerships and joint ventures in which Borrower is engaged.

(b)                                 Current Preliminary Title Reports

(d)                                 Copies of all public filings and disclosures made by Borrower since September 1, 2005.

(e)                                  A certificate, duly executed by the Secretary or an Assistant Secretary of Borrower confirming the due authorization of the execution and delivery of this

Amendment, the First Amendment to Promissory Note and the Notice of Advance under Mortgage and Amendment to Mortgage by Borrower and the adoption of all resolutions necessary or appropriate to establish such authorization (attaching thereto copies of all such resolutions).

(f)                                    A certificate, duly executed by the Secretary or an Assistant Secretary of each Guarantor confirming the due authorization of the execution and delivery of this Amendment by that Guarantor and the adoption of all resolutions necessary or appropriate to establish such authorization (attaching thereto copies of all such resolutions).

(g)                                 Evidence that all governmental consents, permits, approvals or withholding of objections, appropriate or necessary to complete the financing contemplated herein have been obtained.

(h)                                 The favorable opinion of Borrower’s and Guarantors’ counsel (who shall be reasonably acceptable to Lender) as to the due execution, authorization and enforceability of the Loan Documents, including this Amendment, the First Amendment to Promissory Note, the Notice of Advance under Mortgage and Amendment to Mortgage and as to such other matters as Lender shall deem appropriate, including the due perfection of Lender’s security interests and Liens.

2.6                                 Lender shall have received updated pro forma financial information and the interim financial statements of Borrower and each Guarantor through the most recent fiscal month end, and there shall be no material difference between such financial statements and the respective projected financial statements for that period as heretofore provided by Borrower and Guarantors to Lender.

2.7                                 Borrower shall be in compliance with all applicable federal, state and local laws and regulations including, but not limited to, those relating to labor and environmental matters, including OSHA and ERISA, except as previously disclosed to Lender and deemed acceptable by Lender’s counsel.

2.8                                 Lender and its counsel shall have completed their business and legal due diligence with respect to the Borrower with results satisfactory to Lender in its sole and absolute discretion.

2.9                                 There shall have been no material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Borrower.

2.10                           No Default or Event of Default shall have occurred and be continuing under the Note.

2.11                           All of the representations and warranties contained in the Credit Agreement shall continue to be true and correct and remain in full force and effect as of the date of this Amendment.

3.                                       Amendments.  Provided that the conditions specified in Section 2 of this Amendment have been satisfied, the Credit Agreement shall be amended as follows:

3.1                                 Increase in Maximum Loan Amount.  The maximum aggregate principal balance of the Loan that may be outstanding at any one time is hereby increased from $13,500,000 to $25,000,000.  Accordingly, the dollar amount “$13,500,000” as set forth in Section 3(a) of the Credit Agreement is hereby changed to “$25,000,000”.

3.2                                 Extension of Draw Period.  The Draw Period is hereby extended from June 1, 2009 to June 1, 2011.  Accordingly, the phrase “until the Maturity Date” in Section 3(a) of the Credit Agreement is hereby replaced with the phrase “until June 1, 2011”.

3.3                                 Extension of Maturity Date.   The Maturity Date is hereby extended from June 1, 2009 to June 1, 2011.

3.4                                 Conditional Further Extension of Maturity Date.  Provided there is no Default or Event of Default on June 1, 2011, the Maturity Date will be automatically extended from June 1, 2011 to June 1, 2026 without further action on the part of Lender or Borrower.

3.5                                 Amortization after Further Extension of Maturity.  Provided the Maturity Date is extended to June 1, 2026 as provided in Section 3.4 above, the Loan repayment provisions will automatically convert from quarterly interest-only to quarterly interest plus quarterly level principal payments from and after expiration of the Draw Period and, accordingly, the following sentence will be deemed to have been added to Section 4(c) of the Credit Agreement.  “Commencing on September 1, 2011, and continuing on the first day of each December, March, June and September thereafter, in addition to quarterly interest-only payments Borrower will make quarterly principal payments each in an amount equal to one-sixtieth of the principal balance of the Loan as of expiration of the Draw Period.”

3.6                                 Interest Rate Products after Further Extension of Maturity.  Upon expiration of the Draw Period, provided the Maturity Date is extended to June 1, 2026 as provided in Section 3.4 above, conversions to Fixed Rates thereafter using Interest Periods of fewer than three months will no longer be permitted and the Libor Rate will be replaced for all purposes thereafter with the Farm Credit Discount Note Rate.

3.7                                 Collateral.  The reference to parcel (2) 2-3-002-008 is hereby deleted from Section 9(i) of the Credit Agreement.

3.8                                 Negative Covenants, Investments.  The word “and” is hereby deleted from the end of Section 12(f)(v) of the Credit Agreement and the following clause inserted at the end of Section 12(f)(vi): “and (vii) purchase money mortgages for the sale of real estate in the ordinary course of business”.

3.9                                 Negative Covenants, Indebtedness.  The word “Indebtedness” in Section 12(j) of the Credit Agreement is hereby deleted and replaced with “Indebtedness for Borrowed Money”.

4.                                       Note Amendment.  The principal amount of the Note is hereby increased from $15,000,000 to $25,000,000.

5.                                       Representations and Warranties of Borrower.  Borrower represents, warrants and covenants to Lender that:

5.1                                 Borrower knows of no Default or Event of Default under the terms and conditions of the Loan Documents.

5.2                                 This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

5.3                                 The representations and warranties of Borrower set forth in Section 10 of the Credit Agreement are correct in all material respects as though made on and as of the date of this Amendment (provided, if a representation or warranty was made as of a specific date, such representation or warranty was true and correct in all material respects as of the date made).

5.4                                 Since September 1, 2005, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to Lender to date.

5.5                                 There are no actions, suits, investigations or proceedings pending or threatened in any court or before any arbitrator or governmental authority that purport (x) to materially and adversely affect Borrower or any of its Subsidiaries, or (y) to affect any transaction contemplated hereby or the ability of Borrower to perform its obligations under the Loan Documents.

5.6                                 Borrower is in material compliance with all laws, including satisfaction of all tax obligations prior to delinquency.

5.7                                 Borrower is in compliance with all insurance requirements imposed upon Borrower under the Loan Documents.

5.8                                 Borrower is in compliance with the negative covenants set forth in Section 12 of the Credit Agreement.

6.                                       Representations and Warranties of Guarantors.  Each Guarantor by its signature below represents, warrants and covenants to Lender that:

6.1                                 Such Guarantor knows of no Default or Event of Default under the terms and conditions of the Loan Documents.

6.2                                 This Amendment constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

6.3                                 Since September 1, 2005, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Guarantor taken as a whole or in the facts and information regarding such Guarantor as represented to Lender to date.

6.4                                 There are no actions, suits, investigations or proceedings pending or threatened in any court or before any arbitrator or governmental authority that purport (x) to materially and adversely affect such Guarantor, or (y) to affect any transaction contemplated hereby or the ability of Guarantor to perform its obligations under the Loan Documents.

6.5                                 Such Guarantor is in material compliance with all laws, including satisfaction of all tax obligations prior to delinquency.

7.                                       Continuing Validity.  Except as expressly modified or changed by this Amendment, the Notice of Advance under Mortgage and Amendment to Mortgage and the First Amendment to Promissory Note, the terms of the original Credit Agreement, the Note and all other related Loan Documents remain unchanged and in full force and effect.  Consent by the Lender to the changes described herein does not waive Lender’s right to strict performance of the terms and conditions contained in the Credit Agreement, Note and Mortgage as amended, nor obligate the Lender to make future changes in terms.  Nothing in this Amendment will constitute a satisfaction of the indebtedness represented by the Note.

8.                                       Miscellaneous.

8.1                                 Borrower acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments or substitutions of collateral under the same or similar circumstances in the future.

8.2                                 This Amendment shall be binding upon and inure to the benefit of the Borrower, and Lender and their respective successors and assigns.

8.3                                 This Amendment shall be governed by and construed in accordance with the laws of the State of California.

8.4                                 This Amendment contains the entire agreement of the parties hereto with reference to the matters discussed herein.

8.5                                 If any term or provision of this Amendment shall be deemed prohibited or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement, the Note (as amended by the First Amendment to Promissory Note), the Mortgage (as amended by the Notice of Advance under Mortgage and Amendment to Mortgage) or any other Loan Documents or related documents.

IN WITNESS WHEREOF the parties have executed this Amendment on the date first above written.

THE UNDERSIGNED AGREE TO ALL THE TERMS AND CONDITIONS SET FORTH ABOVE.

BORROWER:

MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation

By:	/S/ ROBERT I. WEBBER
Name:	Robert I. Webber
Title:	CFO & SVP/Business Development

By:	/S/ FRED W. RICKERT
Name:	Fred W. Rickert
Title:	Vice President/ Treasurer

LENDER:

AMERICAN AGCREDIT, FLCA

By:	/S/SEAN P. O’DAY
Sean P. O’Day, Senior Vice President

THE SIGNATURES OF GUARANTORS APPEAR ON THE FOLLOWING PAGE.

GUARANTORS:

The undersigned Guarantors hereby consent to, ratify and approve the terms, covenants, conditions and provisions of the foregoing Amendment and agree that the guaranty(ies) executed by them shall be extended to include the obligations of the Borrower under the Credit Agreement as amended by this Amendment.

KAPALUA LAND COMPANY, LTD., a Hawaii corporation

By:	/S/ ROBERT I. WEBBER
Name:	Robert I. Webber
Title:	CFO & SVP/Business Development

By:	/S/ FRED W. RICKERT
Name:	Fred W. Rickert
Title:	Vice President/ Treasurer

MAUI PINEAPPLE COMPANY, LTD., a Hawaii corporation

By:	/S/ ROBERT I. WEBBER
Name:	Robert I. Webber
Title:	CFO & SVP/Business Development

By:	/S/ FRED W. RICKERT
Name:	Fred W. Rickert
Title:	Vice President/ Treasurer